April 2, 2004


Dear YP.Net Stockholders:


     I would like to thank you for your attendance at this Annual Meeting of Stockholders. We are extremely excited about the progress that the Company has made over the past year, as well as the direction in which we are going. Accordingly, I would like to comment upon the events of the past year and our strategy moving forward.

I  will  briefly  touch  upon  four  major  issues:

     - Our financial performance through fiscal 2003 and how it has continued in the first quarter of 2004.

     - The business strategy that we have followed throughout the past year and our focus going forward.

     -    The  major  recent  events  that  have  impacted  the  company.

     - The challenges that we have faced over the past year and what we anticipate in the future.

FINANCIAL  PERFORMANCE

     First, with regard to financial performance, you have received an investor's kit that provides detailed financial statements for both the fiscal year 2003 and the first quarter of 2004. However, I would like to summarize broadly the Company's recent financial performance.

     - Revenues increased remarkably to $30.8 million in 2003, an increase of 144% over the prior year. This outstanding increase continued into the first quarter of fiscal 2004, during which revenues reached $13.9 million, a 152% increase over the comparable quarter of the prior year.

     - Net income during fiscal 2003 reached $7.9 million, which was a 114% increase over the prior year. This triple digit increase continued in the first quarter of fiscal 2004 when net income reached $3.3 million, or over 200% from the comparable quarter of the prior year.

     - Our remarkable growth was accomplished while maintaining or improving already high margins at both the operating income and net income levels. For example, our operating income margins reached 30% in fiscal 2003 and improved further to 34% in the first quarter of fiscal 2004. Net income margins reached 26% in


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          fiscal  2003 and in the first quarter of fiscal 2004 improved over the previous  comparable  quarter,  rising  to  24%  from  20%.

     - Our return on average shareholder's equity reached 60% in fiscal 2003 and continued to improve above 60% during the first quarter of fiscal 2004.


BUSINESS  STRATEGY

     The business strategy that we have followed over the past year has been simple in concept and straight forward in execution. We have continued our basic solicitation of businesses for our Internet Advertising Package(TM) (IAP(TM)) with approximately 1 million mailings per month to a randomly selected base of 18 million U.S. businesses. This is the fundamental driver of our growth. Through December 31, 2003, this program has brought our activated customer count up to 283,000, an increase of 68% in one year. We added over 9,000 paying customers per month throughout fiscal 2003 and have continued growing our customer base in fiscal 2004.

     In addition, we were able to increase prices throughout calendar 2003. During the fourth calendar quarter of 2003, we experienced average monthly revenue per paying customer of over $19.00. This compares with less than $15.00 in the last calendar quarter of 2002. In short, our strategy of monthly mailings and strong customer service following customer activation is a highly successful strategy and will be the cornerstone of our marketing efforts going forward.

     The  major  components  of  our  business  strategy  going  forward  are:

     - We will continue to grow our customer base at a healthy rate as the fundamental driver of our financial performance.

     - We will maintain the strength of our primary marketing strategy represented by our unequalled mailing solicitation and customer service program while implementing new marketing strategies such as branding, pricing and others as outlined in our recent SEC filings.

     - We recognize that we have a unique marketing advantage in that to our knowledge we are the only web marketing company, not affiliated with a local exchange carrier (LEC) that has the ability to invoice our customers on their telephone bill in almost every U.S. region. This capability provides us with the benefits of reduced billing cost and high customer retention. We will continue to work closely with the LEC's to strengthen this mutually beneficial relationship.

     - The combination of our unique marketing strategy to a highly fragmented marketplace and our billing capabilities makes us the only consistently profitable independent company in the Internet yellow page arena.

     - We will continue to strengthen our technology base to provide users rapid, accurate and flexible access to our advertising customers business information.


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RECENT  EVENTS

     In addition to achieving outstanding financial performance there have been a number of other significant developments over the past year:

     - We have reached additional agreements with companies in our marketing arena, which, on a combined basis, expanded our number of page views benefiting our customers to over 170 million per month as compared with approximately 50 million per month at the end of 2002. These agreements were with companies such as Switchboard, My Area Guide, Overture, Palm and, most recently, Go2. The Palm and Go2 agreements are particularly notable as they provide exposure for our customer base to the mobile PDA user, which is the fastest growing segment of the Internet Yellow Pages market.

     - We also made substantial progress in bringing our technology to a leading position in the industry. Searchers on our website now obtain more robust information faster than ever before and in a clear and easy to use format.

     - We also have improved our website with significant new additions regarding the Company's operations and financial results, which have enhanced our communications with users, customers and the investment community. Specifically, both our fact sheet and our recently developed investor presentations may be accessed on our website.

     - We took significant steps to structure certain major agreements to be more congruent with our status as a publicly held company. We terminated our Internet service provider agreement with Simple.Net, an entity that is owned by DeVal Johnson, one of our directors. We now have an agreement with an independent Internet service provider to provide similar services at a competitive price. While we feel our agreement with Simple.Net was appropriate during an earlier stage of the Company's development, we have now reached a scale of operations where the Company can obtain expanded services from an outside party under attractive market terms. At the same time, this change allowed us to offer new packages and services to our customers as their needs change and develop.

     - In February 2004, we announced that we were terminating, as of April 9, 2004, our loan agreements with two major stockholders, Mathew and Markson and Morris & Miller, collectively known as the M&Ms, in favor of paying dividends to all stockholders. The M&Ms will no longer have the ability or the right to draw cash from the Company. All existing loans to the M&Ms will take the form of a 3-year note fully collateralized by the Company stock that they own.


CHALLENGES  AND  OPPORTUNITIES

     We faced significant challenges over the past year, the most publicized of which were attacks on the character and integrity of our management, our auditor and our business practices. These attacks took the form of a series of published reports on a website called Stocklemon.com. We have answered these charges with a point-by-point rebuttal and have initiated legal actions against those who we believe to be short-sellers


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whose  approach  to  making  money  is  through  spreading  false and misleading statements. Our responses to these attacks are contained in press releases, which are in your investor kit.

     Looking forward we will continue to face business challenges and opportunities. We know that the competitive landscape is changing dramatically. Recently there has been much publicity about the potential entry of many large companies in the "local search" space. This has led to the anticipation of a significant amount of industry consolidation as exemplified by the recent offer by Infospace to buy Switchboard one of our major competitors. We believe this will be a continuing trend in our industry and we welcome it. Your management will continue to be vigilant, as these trends develop to make certain that we maintain our competitive advantages and continue to provide outstanding financial performance and returns to our shareholders.

     In closing, I want to thank you for your support as stockholders throughout the year. In spite of the challenges we faced, the rewards to our stockholders have been remarkable. Our closing price on Tuesday of this week was $4.53 per share compared with $0.19 exactly one year ago and $1.75 as recently as six months ago. We intend to manage this Company in the future with the same energy, imagination and skill that has provided the Company with the level of success that we enjoy today and with a view toward continuing on a course of outstanding financial performance.


Sincerely,


Angelo  Tullo
Chairman  and  Chief  Executive  Officer

Forward  Looking  Statement  Disclaimer

This letter includes statements that constitute "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this letter include, but are not limited to the Company's (i) expectation that its strategy of monthly mailings and customer service will continue to be the cornerstone of its marketing efforts;
(ii) continued dedication to growing its customer base at a rapid rate; (iii) belief that it will be successful in continuing to grow its customer base at a rapid rate; (iv) belief that growing its customer base at a rapid rate is the fundamental driver of its financial performance; (v) belief that it can maintain the strength of its primary marketing strategy while implementing new marketing and branding campaigns; (vi) belief that it can continue to work closely with LECs to solidy and continue its relationship with them and maintain the ability to invoice customers on their telephone bills; (vii) expectation of continued profitability; (viii) ability to strengthen its technology; and (ix) expectation of industry consolidation.

Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of YP.Net and its subsidiary to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect the Company's results and cause them to materially differ from those contained in the forward-looking statements contained herein include, but are not limited to those set forth as risk factors and cautionary statements made in the Company's periodic reports filed with the SEC and other factors that YP.Net is currently unable to identify or quantify, but may exist in the future. Forward-looking statements speak only as of the date the statement was made. YP.Net does not undertake and specifically declines any obligation to update any forward-looking statements.


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